Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports fourth quarter and full year fiscal 2024 results

•	Fiscal 2025 guidance includes record net service revenue, margins and earnings
•	Fiscal 2024 earnings exceeded previously-increased guidance
•	Total backlog and pipeline are at all-time highs
•	Increased the share repurchase authorization to $1 billion and the quarterly dividend by 18%

DALLAS (November 18, 2024) — AECOM (NYSE:ACM), the trusted global infrastructure leader, today reported fourth quarter and full year fiscal 2024 results.

	Fourth Quarter Fiscal 2024					Full Year Fiscal 2024
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non- GAAP)	As Reported YoY % Change	Adjusted YoY % Change		As Reported	Adjusted[1] (Non- GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$4,110	--	7%	--		$16,105	--	12%	--
Net Service Revenue (NSR)[2]	--	$1,812	--	5%		--	$7,165	--	7%
Operating Income	$236	$261	194%	16%		$827	$986	155%	16%
Segment Operating Margin[3]	--	16.7%	--	+150	bps	--	15.8%	--	+100	bps
Net Income	$168	$172	396%	22%		$506	$617	343%	19%
EPS (Fully Diluted)	$1.25	$1.27	421%	26%		$3.71	$4.52	358%	22%
EBITDA[4]	--	$290	--	15%		--	$1,095	--	14%
EBITDA Margin[5]	--	16.7%	--	+140	bps	--	16.0%	--	+100	bps
Operating Cash Flow	$299	--	5%	--		--	$827	--	19%
Free Cash Flow[6]	--	$275	--	4%		--	$708	--	20%
Total Backlog[7]	$23,863	--	3%	--

Fourth Quarter and Full Year Fiscal 2024 Highlights:

•	Reflecting as reported performance from continuing operations, fourth quarter revenue increased 7% to $4.1 billion, operating income increased 194% to $236 million, net income increased 396% to $168 million and diluted earnings per share increased 421% to $1.25. Full year revenue increased 12% to $16.1 billion, operating income increased 155% to $827 million, net income increased 343% to $506 million and diluted earnings per share increased 358% to $3.71.
•	Full year net service revenue[2] (NSR) reached an all-time high and included strength across the Company’s largest end markets and geographies.
‒	Delivered 8% growth in the design business, driven by 9% growth in the Americas.
•	Earnings exceeded previously-increased guidance and set new records.
‒	Fourth quarter adjusted[1] EBITDA[4] and adjusted[1] EPS increased by 15% and 26%, respectively.
‒	For the full year, adjusted[1] EBTDA[4] and adjusted[1] EPS increased 14% and 22%, respectively.
•	Delivered record margins that exceeded guidance as the Company realized the benefits of its ongoing investments in high-margin organic growth and its continuous improvement initiatives.
‒	The adjusted EBITDA margin[5] was 16.7% in the fourth quarter and 16.0% for the full year, reflecting an increase of 140 basis points and 100 basis points, respectively.
‒	The segment adjusted[1] operating margin[3] was 16.7% in the fourth quarter; for the full year, the margin was 15.8%, which exceeded guidance of 15.6%.
•	Design backlog[7] increased by 5% and total backlog increased 3% to a new record.
‒	Design book-to-burn[8] in the fourth quarter was 1.2x, including 1.2x in both the Americas and International segments.

‒	The Company’s pipeline of opportunities increased by 10% and achieved a new high, driven by robust funding across all of its largest markets.
‒	The Company’s design win rate of 50% remains at an all-time high and was even higher on larger pursuits.
•	Free cash flow[6] exceeded prior guidance and achieved a new high of $708 million, a 20% increase from the prior year
‒	Free cash flow represented 10% of net service revenue.

Fiscal 2025 Financial Guidance

•	AECOM expects to deliver record net service revenue and profitability, margins and continued strong cash flow conversion, including:
-	Organic NSR[2] growth of 5% to 8%.
▪	Expect phasing to follow a normal seasonal pattern with accelerating growth as the year progresses.
-	Adjusted[1] EBITDA[4] of between $1,170 million and $1,210 million, reflecting an increase of 9% at the mid-point over fiscal 2024.
-	An adjusted EBITDA margin[5] of 16.3%, representing a 30 basis point increase from fiscal 2024.
-	Adjusted[1] EPS of between $5.00 and $5.20, reflecting an increase of 13% at the mid-point compared to fiscal 2024.
-	100%+ free cash flow[6] conversion.
•	Other assumptions incorporated into guidance:
-	An average fully diluted share count of 134 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.
-	An adjusted effective tax rate of approximately 24% for the full year.
▪	The Company expects to maintain an approximately 24% tax rate for the next several years.
•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Long-Term Financial Framework for Value Creation

•	The Company’s long-term financial framework includes expectations to deliver annually:
-	Organic NSR[2] growth of 5% to 8%.
-	At least 20 to 30 basis points of adjusted EBITDA margin[5] expansion.
-	At least 100% conversion of adjusted net income to free cash flow[6].
-	Double-digit adjusted EPS[1] and free cash flow[6] per share growth.
•	The Company also expects to achieve an at least 17% adjusted EBITDA margin[5] exiting fiscal year 2025 and an at least 25% ROIC[9] over the long term.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Fourth quarter operating cash flow of $299 million and free cash flow[6] of $275 million, contributed to full year free cash flow[6] of $708 million, an increase of 20% from the prior year.
–	Full year free cash flow represented 10% of net service revenue, reflecting the high quality of the Company’s earnings.
•	The Company returned approximately $560 million to shareholders through repurchases and dividends in the year.
•	The Board of Directors approved an increase to its share repurchases authorization to $1 billion and an 18% increase to its quarterly dividend program to $0.26 per share.
•	The Company has increased its annual dividend by an average of 20% over the last three years, delivering on its commitment to increase the value of its per share dividend by double digits annually.
•	Since the initiation of its repurchase program in September 2020, the Company has repurchased $2.2 billion of stock, which represents approximately one-third of the Company’s market capitalization at the time it began repurchases.

“We delivered strong results that reflect the strength of our strategy and our competitive advantage, including exceeding the mid-points of our previously-increased EBITDA and EPS guidance and generating record free cash flow,” said Troy Rudd, AECOM’s chief executive officer. “As our largest markets now have certainty following recent elections, several growth opportunities are emerging. In the U.S., our largest market, the incoming Trump Administration’s emphasis on a strong economy requires a foundation of world-class infrastructure, which plays to our strengths. Importantly, we are investing at record levels to create new higher-margin platforms, in business development and in technical excellence, which positions us for continued success. This is evident in our consistently high win rate, record backlog and pipeline, as well as our expectation for another year of strong financial performance, including double-digit EPS growth.”

“By winning what matters and creating record visibility through our backlog and pipeline, we are in an advantaged position to capitalize on the tremendous growth opportunities in front of us,” said Lara Poloni, AECOM’s president. “The newly-created Water and Environment Advisory business expands our addressable market in the high-value and higher-margin white space between our existing technical services and traditional consulting and advisory services, creating another path for competitive differentiation and value creation.”

“With our strong 2024 results, we have compounded earnings per share by 21% annually since fiscal 2020, including 22% growth in fiscal 2024,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “Our record backlog and pipeline, including a 1.2x book-to-burn in the design business in the fourth quarter, gives us confidence in delivering on our 2025 guidance. When coupled with our disciplined capital allocation and the Board approved increases to our share repurchase authorization and dividend program, we are committed to delivering continued strong earnings growth, cash flow and return on invested capital over the long term.”

Business Segments

Americas

Revenue in the fourth quarter was $3.2 billion, an 8% increase from the prior year. Full year revenue was $12.5 billion, a 14% increase from the prior year.

Net service revenue2 in the fourth quarter was $1.1 billion and included 8% growth in design revenue. Full year net service revenue2 was $4.2 billion. The fourth quarter growth rate included a 50 basis point headwind due to the impacts from Hurricane Helene in September.

Fourth quarter operating income increased by 9% over the prior year to $203 million and increased by 8% for the full year to $775 million. On an adjusted1 basis, fourth quarter operating income increased by 9% to $208 million and increased by 8% to $792 million for the full year. The fourth quarter adjusted operating margin on net service revenue increased by 70 basis points to 19.6%. The full year adjusted operating margin on net service revenue increased by 20 basis points over the prior year to 18.8%, a new record that reflects the ongoing execution of initiatives to deliver operating efficiencies, as well as strong execution and growth.

International

Revenue in the fourth quarter was $948 million, a 5% increase from the prior year. Full year revenue was $3.6 billion, a 6% increase from the prior year.

Net service revenue2 in the fourth quarter was $754 million, a 4% increase from the prior year. Full year net service revenue2 was $3.0 billion, a 6% increase from the prior year.

Fourth quarter operating income increased by 31% over the prior year to $95 million and increased by 32% to $337 million for the full year. On an adjusted1 basis, operating income increased by 31% to $95 million in the fourth quarter and increased by 32% to $339 million for the full year. The fourth quarter adjusted operating margin on net service revenue increased by 260 basis points to 12.6%. The full year adjusted operating margin on net service revenue increased by 230 basis points over the prior year to 11.5%, which reflected continued strong execution and the benefits of actions taken to narrow the Company’s focus on high-returning opportunities across its largest geographies.

Balance Sheet

As of September 30, 2024, AECOM had $1.6 billion of total cash and cash equivalents, $2.5 billion of total debt and $959 million of net debt (total debt less cash and cash equivalents). Net leverage10 was 0.8x.

Tax Rate

The effective tax rate was 16.0% in the fourth quarter and 21.3% in the full year. On an adjusted1 basis, the effective tax rate was 21.8% in the fourth quarter and 24.8% in the full year, which was consistent with the Company’s guidance. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income11. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

7 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

9 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

10 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

11 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns or other funding circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sept 30, 2024	Sept 30, 2023	% Change	Sept 30, 2024	Sept 30, 2023	% Change
Revenue	$4,110,494	$3,842,385	7.0%	$16,105,498	$14,378,461	12.0%
Cost of revenue	3,816,341	3,590,080	6.3%	15,021,157	13,432,996	11.8%
Gross profit	294,153	252,305	16.6%	1,084,341	945,465	14.7%
Equity in earnings (losses) of joint ventures	3,959	6,866	(42.3)%	2,124	(279,352)	(100.8)%
General and administrative expenses	(43,486)	(40,933)	6.2%	(160,105)	(153,575)	4.3%
Restructuring costs	(18,248)	(137,857)	(86.8)%	(98,918)	(188,404)	(47.5)%
Income from operations	236,378	80,381	194.1%	827,442	324,134	155.3%
Other income	11,416	2,075	450.2%	17,570	8,357	110.2%
Interest income	15,219	15,759	(3.4)%	58,560	40,251	45.5%
Interest expense	(45,070)	(41,402)	8.9%	(185,420)	(159,342)	16.4%
Income from continuing operations before taxes	217,943	56,813	283.6%	718,152	213,400	236.5%
Income tax expense for continuing operations	34,822	9,182	279.2%	152,900	56,052	172.8%
Income from continuing operations	183,121	47,631	284.5%	565,252	157,348	259.2%
Income (loss) from discontinued operations	1	(7,437)	(100.0)%	(104,997)	(57,207)	83.5%
Net income	183,122	40,194	355.6%	460,255	100,141	359.6%

Net income attributable to noncontrolling interests from continuing operations	(14,737)	(13,700)	7.6%	(59,322)	(43,262)	37.1%
Net loss (income) attributable to noncontrolling interests from discontinued operations	4,163	(1,021)	(507.7)%	1,333	(1,547)	(186.2)%
Net income attributable to noncontrolling interests	(10,574)	(14,721)	(28.2)%	(57,989)	(44,809)	29.4%

Net income attributable to AECOM from continuing operations	168,384	33,931	396.3%	505,930	114,086	343.5%
Net income (loss) attributable to AECOM from discontinued operations	4,164	(8,458)	(149.2)%	(103,664)	(58,754)	76.4%
Net income attributable to AECOM	$172,548	$25,473	577.4%	$402,266	$55,332	627.0%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$1.25	$0.25	400.0%	$3.73	$0.82	354.9%
Basic discontinued operations per share	0.04	(0.07)	(157.1)%	(0.76)	(0.42)	81.0%
Basic earnings per share	$1.29	$0.18	616.7%	$2.97	$0.40	642.5%

Diluted continuing operations per share	$1.25	$0.24	420.8%	$3.71	$0.81	358.0%
Diluted discontinued operations per share	0.03	(0.06)	(150.0)%	(0.76)	(0.42)	81.0%
Diluted earnings per share	$1.28	$0.18	611.1%	$2.95	$0.39	656.4%

Weighted average shares outstanding:
Basic	134,247	138,103	(2.8)%	135,544	138,614	(2.2)%
Diluted	135,209	139,418	(3.0)%	136,453	140,109	(2.6)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2024	September 30, 2023
Balance Sheet Information:
Total cash and cash equivalents	$1,580,877	$1,260,206
Accounts receivable and contract assets – net	4,599,765	4,069,504
Working capital	801,978	319,228
Total debt, excluding unamortized debt issuance costs	2,539,811	2,217,255
Total assets	12,061,669	11,233,398
Total AECOM stockholders’ equity	2,184,205	2,212,332

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2024
Revenue	$3,161,547	$948,422	$525	$-	$4,110,494
Cost of revenue	2,961,766	854,575	-	-	3,816,341
Gross profit	199,781	93,847	525	-	294,153
Equity in earnings (losses) of joint ventures	3,639	663	(343)	-	3,959
General and administrative expenses	-	-	(2,333)	(41,153)	(43,486)
Restructuring costs	-	-	-	(18,248)	(18,248)
Income (loss) from operations	$203,420	$94,510	$(2,151)	$(59,401)	$236,378

Gross profit as a % of revenue	6.3%	9.9%	-	-	7.2%

Three Months Ended September 30, 2023
Revenue	$2,936,616	$905,231	$538	$-	$3,842,385
Cost of revenue	2,756,041	834,039	-	-	3,590,080
Gross profit	180,575	71,192	538	-	252,305
Equity in earnings of joint ventures	5,612	718	536	-	6,866
General and administrative expenses	-	-	(2,993)	(37,940)	(40,933)
Restructuring costs	-	-	-	(137,857)	(137,857)
Income (loss) from operations	$186,187	$71,910	$(1,919)	$(175,797)	$80,381

Gross profit as a % of revenue	6.1%	7.9%	-	-	6.6%

Twelve Months Ended September 30, 2024
Revenue	$12,485,687	$3,618,456	$1,355	$-	$16,105,498
Cost of revenue	11,726,629	3,294,528	-	-	15,021,157
Gross profit	759,058	323,928	1,355	-	1,084,341
Equity in earnings (losses) of joint ventures	15,505	13,510	(26,891)	-	2,124
General and administrative expenses	-	-	(15,000)	(145,105)	(160,105)
Restructuring costs	-	-	-	(98,918)	(98,918)
Income (loss) from operations	$774,563	$337,438	$(40,536)	$(244,023)	$827,442

Gross profit as a % of revenue	6.1%	9.0%	-	-	6.7%

Contracted backlog	$8,853,977	$4,481,765	$-	$-	$13,335,742
Awarded backlog	8,582,289	1,945,012	-	-	10,527,301
Total backlog	$17,436,266	$6,426,777	$-	$-	$23,863,043

Total backlog – Design only	$16,130,139	$6,426,777	$-	$-	$22,556,916

Twelve Months Ended September 30, 2023
Revenue	$10,975,616	$3,402,110	$735	$-	$14,378,461
Cost of revenue	10,275,939	3,157,057	-	-	13,432,996
Gross profit	699,677	245,053	735	-	945,465
Equity in earnings (losses) of joint ventures	14,890	9,661	(303,903)	-	(279,352)
General and administrative expenses	-	-	(12,598)	(140,977)	(153,575)
Restructuring costs	-	-	-	(188,404)	(188,404)
Income (loss) from operations	$714,567	$254,714	$(315,766)	$(329,381)	$324,134

Gross profit as a % of revenue	6.4%	7.2%	-	-	6.6%

Contracted backlog	$8,647,795	$4,173,690	$-	$-	$12,821,485
Awarded backlog	8,241,889	2,097,917	-	-	10,339,806
Total backlog	$16,889,684	$6,271,607	$-	$-	$23,161,291

Total backlog – Design only	$15,163,845	$6,271,607	$-	$-	$21,435,452

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Americas
Revenue	$3,161.5	$3,246.9	$2,936.7	$12,485.7	$10,975.7
Less: Pass-through revenue	2,104.1	2,150.6	1,932.2	8,281.1	7,056.8
Net service revenue	$1,057.4	$1,096.3	$1,004.5	$4,204.6	$3,918.9

International
Revenue	$948.4	$904.2	$905.2	$3,618.4	$3,402.1
Less: Pass-through revenue	194.3	175.0	182.8	659.4	619.0
Net service revenue	$754.1	$729.2	$722.4	$2,959.0	$2,783.1

Segment Performance (excludes ACAP)
Revenue	$4,109.9	$4,151.1	$3,841.9	$16,104.1	$14,377.8
Less: Pass-through revenue	2,298.4	2,325.6	2,115.0	8,940.5	7,675.8
Net service revenue	$1,811.5	$1,825.5	$1,726.9	$7,163.6	$6,702.0

Consolidated
Revenue	$4,110.5	$4,151.2	$3,842.4	$16,105.5	$14,378.5
Less: Pass-through revenue	2,298.4	2,325.6	2,115.0	8,940.5	7,675.8
Net service revenue	$1,812.1	$1,825.6	$1,727.4	$7,165.0	$6,702.7

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Short-term debt	$3.1	$2.5	$3.1
Current portion of long-term debt	63.8	63.6	86.4
Long-term debt, excluding unamortized debt issuance costs	2,473.0	2,475.4	2,127.8
Total debt	2,539.9	2,541.5	2,217.3
Less: Total cash and cash equivalents	1,580.9	1,644.8	1,260.2
Net debt	$959.0	$896.7	$957.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net cash provided by operating activities	$298.8	$291.3	$285.2	$827.5	$696.0
Capital expenditures, net	(24.2)	(18.4)	(22.3)	(119.1)	(105.3)
Free cash flow	$274.6	$272.9	$262.9	$708.4	$590.7

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA

Income from operations	$236.3	$227.5	$80.3	$827.4	$324.1
Noncore AECOM Capital loss (income)	2.2	(0.2)	1.9	40.5	315.8
Restructuring costs	18.3	29.0	137.9	99.0	188.4
Amortization of intangible assets	4.7	4.7	4.6	18.7	18.5
Adjusted income from operations	$261.5	$261.0	$224.7	$985.6	$846.8
Other income	11.4	1.1	2.2	17.6	8.4
Fair value adjustment included in other income	(8.8)	1.6	-	(7.2)	-
Depreciation	39.0	37.7	38.8	152.5	152.4
Adjusted EBITDA with noncontrolling interests (NCI)	$303.1	$301.4	$265.7	$1,148.5	$1,007.6
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(13.2)	(15.9)	(13.7)	(53.5)	(43.2)
Amortization of intangible assets included in NCI	-	-	(0.1)	(0.2)	(0.5)
Adjusted EBITDA	$289.9	$285.5	$251.9	$1,094.8	$963.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes

Income from continuing operations before taxes	$218.0	$192.9	$56.8	$718.2	$213.4
Noncore AECOM Capital loss (income)	2.2	(0.2)	1.9	40.5	315.8
Fair value adjustment included in other income	(9.2)	1.6	-	(7.6)	-
Restructuring costs	18.2	29.0	137.9	98.9	188.4
Amortization of intangible assets	4.7	4.7	4.6	18.7	18.5
Financing charges in interest expense	1.2	7.0	1.2	10.7	4.8
Adjusted income from continuing operations before taxes	$235.1	$235.0	$202.4	$879.4	$740.9

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations

Income tax expense for continuing operations	$34.9	$46.1	$9.2	$153.0	$56.1
Tax effect of the above adjustments(1)	2.3	11.6	38.4	38.3	142.3
Valuation allowances and other tax only items	10.9	0.8	-	11.7	(20.8)
Adjusted income tax expense for continuing operations	$48.1	$58.5	$47.6	$203.0	$177.6

(1) Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations

Net income attributable to noncontrolling interests from continuing operations	$(14.7)	$(17.4)	$(13.7)	$(59.3)	$(43.2)
Amortization of intangible assets included in NCI	-	-	(0.1)	(0.2)	(0.5)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(14.7)	$(17.4)	$(13.8)	$(59.5)	$(43.7)

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations

Net income attributable to AECOM from continuing operations	$168.4	$129.4	$33.9	$505.9	$114.1
Noncore AECOM Capital loss (income), net of NCI	2.2	(0.2)	1.9	40.5	315.8
Fair value adjustment included in other income	(9.2)	1.6	-	(7.6)	-
Restructuring costs	18.3	29.0	137.9	99.0	188.4
Amortization of intangible assets	4.7	4.7	4.6	18.7	18.5
Financing charges in interest expense	1.2	7.0	1.2	10.7	4.8
Tax effect of the above adjustments(1)	(2.4)	(11.6)	(38.4)	(38.4)	(142.3)
Valuation allowances and other tax only items	(10.9)	(0.8)	-	(11.7)	20.8
Amortization of intangible assets included in NCI	-	-	(0.1)	(0.2)	(0.5)
Adjusted net income attributable to AECOM from continuing operations	$172.3	$159.1	$141.0	$616.9	$519.6

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share

Net income attributable to AECOM from continuing operations – per diluted share	$1.25	$0.95	$0.24	$3.71	$0.81
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.02	-	0.01	0.30	2.26
Fair value adjustment included in other income	(0.07)	0.01	-	(0.06)	-
Restructuring costs	0.14	0.21	0.99	0.73	1.34
Amortization of intangible assets	0.03	0.03	0.03	0.14	0.13
Financing charges in interest expense	0.01	0.05	0.01	0.07	0.03
Tax effect of the above adjustments(1)	(0.03)	(0.08)	(0.27)	(0.28)	(1.01)
Valuation allowances and other tax only items	(0.08)	(0.01)	-	(0.09)	0.15
Adjusted net income attributable to AECOM from continuing operations per diluted share	$1.27	$1.16	$1.01	$4.52	$3.71
Weighted average shares outstanding – basic	134.2	136.0	138.1	135.5	138.6
Weighted average shares outstanding – diluted	135.2	136.8	139.4	136.5	140.1

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA

Net income attributable to AECOM from continuing operations	$168.4	$129.4	$33.9	$505.9	$114.1
Income tax expense	34.9	46.1	9.2	153.0	56.1
Depreciation and amortization	45.0	46.4	44.6	178.7	175.1
Interest income, net of NCI	(13.7)	(14.3)	(15.8)	(52.8)	(40.3)
Interest expense	45.0	51.4	41.4	185.4	159.4
Amortized bank fees included in interest expense	(1.3)	(4.0)	(1.2)	(7.7)	(4.8)
Noncore AECOM Capital loss (income), net of NCI	2.2	(0.2)	1.9	40.5	315.8
Fair value adjustment included in other income	(8.9)	1.7	-	(7.2)	-
Restructuring costs	18.3	29.0	137.9	99.0	188.5
Adjusted EBITDA	$289.9	$285.5	$251.9	$1,094.8	$963.9

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Reconciliation of Segment Income from Operations to Adjusted Income from Operations

Americas Segment:
Segment income from operations	$203.4	$207.4	$186.2	$774.6	$714.6
Amortization of intangible assets	4.3	4.4	4.3	17.3	17.3
Adjusted segment income from operations	$207.7	$211.8	$190.5	$791.9	$731.9

International Segment:
Segment income from operations	$94.5	$84.6	$71.9	$337.4	$254.7
Amortization of intangible assets	0.4	0.3	0.3	1.4	1.2
Adjusted segment income from operations	$94.9	$84.9	$72.2	$338.8	$255.9

Segment Performance (excludes ACAP and G&A):
Segment income from operations	$297.9	$292.0	$258.1	$1,112.0	$969.3
Amortization of intangible assets	4.7	4.7	4.6	18.7	18.5
Adjusted segment income from operations	$302.6	$296.7	$262.7	$1,130.7	$987.8

FY2025 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)	Fiscal Year End 2025
GAAP EPS guidance	$4.96 to $5.16
Adjusted EPS excludes:
Amortization of intangible assets	$0.01
Amortization of deferred financing fees	$0.04
Tax effect of the above items	($0.01)
Adjusted EPS guidance	$5.00 to $5.20

FY2025 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance
(in millions, all figures approximate)	Fiscal Year End 2025
GAAP net income from continuing operations guidance	$724 to $743
Net income attributable to noncontrolling interest from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$664 to $693
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$2
Amortization of deferred financing fees	$5
Tax effect of the above items	($1) to ($2)
Adjusted net income attributable to AECOM from continuing operations	$670 to $698
Adjusted EBITDA excludes:
Depreciation	$160
Adjusted interest expense, net	$129
Tax expense, including tax effect of above items	$211 to $223
Adjusted EBITDA guidance	$1,170 to $1,210

Note: Variances in tables are due to rounding.

AECOM
Regulation G Information

FY2025 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)	Fiscal Year End 2025
GAAP interest expense guidance	$169
Finance charges in interest expense	($5)
Interest income, net of NCI	($35)
Adjusted net interest expense guidance	$129

FY2025 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)	Fiscal Year End 2025
GAAP income tax expense guidance	$210 to $221
Tax effect of adjusting items	$1 to $2
Adjusted income tax expense guidance	$211 to $223

Note: Variances in tables are due to rounding.